Exhibit 10.1

INVESTVIEW, INC.

FIFTH AMENDMENT TO

AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT

This Fifth Amendment to Amended and Restated Securities Purchase Agreement (this “Amendment”) is made as of February 28, 2025 by and between Investview, Inc., a Nevada corporation (the “Company”), and DBR Capital, LLC, a Pennsylvania limited liability company (the “Purchaser”). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, the Company and Purchaser are parties to that certain Securities Purchase Agreement dated as of April 27, 2020, as amended and restated on November 9, 2020, and as further amended by that certain First Amendment dated as of March 22, 2021, that certain Second Amendment dated as of May 27, 2021, that certain Third Amendment dated as of November 16, 2021, and that certain Fourth Amendment dated as of August 12, 2022 (collectively, the “Purchase Agreement”).

WHEREAS, the Company and the Purchaser each desire to amend the Purchase Agreement pursuant to Section 12.01 of the Purchase Agreement to, among other things, extend the deadlines for the Fourth Closing and Fifth Closing, to reduce the interest rates applicable to the Fourth Closing Note and Fifth Closing Note, and to accept the rights and obligations created pursuant hereto.

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and other consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

1. Fourth Closing Note.

(a) Section 2.04 of the Purchase Agreement shall be deemed amended and replaced with the following:

2.04 Fourth Closing Note. On the Fourth Closing Date, upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, a minimum of $2,000,000 aggregate principal amount of Note (the “Fourth Closing Note”), substantially in the form of the Third Closing Note issued on November 9, 2020; provided that the unpaid principal balance of the Fourth Closing Note shall bear interest at the reduced rate of 18.75% per annum from the Fourth Closing Date and no facility fee shall be applicable to the Fourth Closing Note. If the Purchaser purchases greater than $2,000,000 aggregate principal amount of Fourth Closing Note, then the principal amount above $2,000,000 shall be issued in a second Fourth Closing Note bearing interest at the rate of 10.00% per annum. The Maturity Date of the Fourth Closing Note shall be April 30, 2030. The Fourth Closing Note shall be subject to substantially the same conversion rights as set forth in the Third Closing Note, including a Conversion Price equal to $0.007 per share of Common Stock (subject to adjustment as set forth in the Third Closing Note).

(b) Section 3.04 of the Purchase Agreement shall be deemed amended and replaced with the following:

3.04 the closing with respect to the transactions contemplated in Section 2.04 hereof (the closing at which the Fourth Closing Note is issued, if any, is referred to herein as the “Fourth Closing”) shall occur on or prior to August 31, 2025; provided, however, that such date may be accelerated (but not delayed unless otherwise mutually agreed to by the parties in a writing) for completion of the Fourth Closing, in whole or in part, to the earlier of:

(i)	the date specified by written notice by the Company to the Purchaser and agreed to in a separate writing by the Purchaser, which date shall be not less than 30 days following the date of such notice, or

(ii)	the date specified by written notice by the Purchaser to the Company, which date shall not be less than 30 days following the date of such notice

(either such notice of acceleration, the “Fourth Closing Acceleration Notice”); and further provided, that notwithstanding the foregoing, the Fourth Closing is in Purchaser’s sole discretion to effect or not effect, and the Purchaser will confirm its decision to proceed by delivery of written notice to the Company (the “Fourth Closing Notice”), which Fourth Closing Notice shall set forth the date for effecting the Fourth Closing (the “Fourth Closing Date”) and the Company will effect the Fourth Closing on the Fourth Closing Date or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signature. The parties acknowledge that the 30-day notice to be provided by the Purchaser hereunder is an administrative accommodation requested by the Company, but that the Purchaser’s failure to deliver a Fourth Closing Notice shall not constitute a default hereunder so long as the Purchaser effects the Fourth Closing by August 31, 2025. In the event Purchaser does not effect the Fourth Closing by August 31, 2025, Purchaser’s right to purchase the Fourth Closing Note shall automatically terminate, but Purchaser’s right to effect the Fifth Closing upon the terms set forth herein shall continue until December 31, 2026.

2. Fifth Closing Note.

(a) Section 2.05 of the Purchase Agreement shall be deemed amended and replaced with the following:

2.05 Fifth Closing Note. On the Fifth Closing Date, upon the terms and subject to the conditions herein contained, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, up to $5,700,000 aggregate principal amount of Note (the “Fifth Closing Note”), substantially in the form of the Third Closing Note issued on November 9, 2020; provided that the unpaid principal balance of the Fifth Closing Note shall bear interest at the reduced rate of 10.00% per annum from the Fifth Closing Date and no facility fee shall be applicable to the Fifth Closing Note. The principal amount of the Fourth Closing Note and Fifth Closing Note shall not exceed $7,700,000 in the aggregate. The Maturity Date of the Fifth Closing Note shall be April 30, 2030. The Fifth Closing Note shall be subject to substantially the same conversion rights as set forth in the Third Closing Note, including a Conversion Price equal to $0.007 per share of Common Stock (subject to adjustment as set forth in the Third Closing Note).

(b) Section 3.05 of the Purchase Agreement shall be deemed amended and replaced with the following:

3.05 the closing with respect to the transactions contemplated in Section 2.05 hereof (the closing at which the Fifth Closing Note is issued, if any, is referred to herein as the “Fifth Closing”) shall occur on or prior to December 31, 2026; provided, however, that such date may be accelerated (but not delayed unless otherwise mutually agreed to by the parties in a writing) for completion of the Fifth Closing, in whole or in part, to the earlier of:

(i)	the date specified by written notice by the Company to the Purchaser and agreed to in a separate writing by the Purchaser, which date shall be not less than 30 days following the date of such notice, or

(ii)	the date specified by written notice by the Purchaser to the Company, which date shall not be less than 30 days following the date of such notice

(either such notice of acceleration, the “Fifth Closing Acceleration Notice”); and further provided, that notwithstanding the foregoing, the Fifth Closing is in Purchaser’s sole discretion to effect or not effect, and the Purchaser will confirm its decision to proceed by delivery of written notice to the Company (the “Fifth Closing Notice”), which Fifth Closing Notice shall set forth the date for effecting the Fifth Closing (the “Fifth Closing Date” and, together with the First Closing Date, the Second Closing Date, the Third Closing Date and the Fourth Closing Date, the “Closing Dates” and each a “Closing Date”) and the Company will effect the Fifth Closing on the Fifth Closing Date or at such other date as the Company and the Purchaser may agree, remotely via the exchange of documents and signature. The parties acknowledge that the 30-day notice to be provided by the Purchaser hereunder is an administrative accommodation requested by the Company but that the Purchaser’s failure to deliver a Fifth Closing Notice shall not constitute a default hereunder so long as the Purchaser effects the Fifth Closing by December 31, 2026.

3. Alternative Financing. If the Company delivers a Fourth Closing Acceleration Notice and/or a Fifth Closing Acceleration Notice to the Purchaser and the Purchaser declines to proceed with the Fourth Closing and/or the Fifth Closing, as applicable, within the timeframe proposed by the Company in such Fourth Closing Acceleration Notice or Fifth Closing Acceleration Notice, then the parties acknowledge and agree that nothing herein shall prohibit the Company from seeking and obtaining alternative financing from a third party; provided, however, that the Purchaser shall continue to have the right set forth herein to purchase the Fourth Closing Note and/or Fifth Closing Note by August 31, 2025 and December 31, 2026, respectively.

4. Other Amendments to the Purchase Agreement.

(a) Section 3.06 of the Purchase Agreement (Assignment Right) is hereby deleted.

(b) Section 9 of the Purchase Agreement (Issuance of Shares) is hereby deleted.

5. Original Agreement. Except as expressly modified by this Amendment, the Purchase Agreement shall remain unmodified and in full force and effect.

6. Advice of Counsel. Each of the parties hereto acknowledges that Fox Rothschild LLP has, and continues to, represent the Company as its legal counsel, including in connection with the preparation and review of this Amendment and has not represented the Purchaser with regard to this Amendment or other matters involving the Company. Purchaser understands that since Fox Rothschild LLP has represented Purchaser in the past on unrelated matters, this may create a conflict of interest, and the Purchaser hereby waives, on behalf of itself and its officers, directors and members, any such conflict of interest that may arise as a result of Fox Rothschild LLP’s representation of the Company. Purchaser represents that it has had the opportunity to avail itself of the advice of its own legal counsel prior to signing this Amendment.

7. Miscellaneous. Sections 12.01, 12.02, 12.03, 12.04, 12.05, 12.06, 12.08, 12.10, 12.11, and 12.12 of the Purchase Agreement shall be deemed incorporated by reference to this Amendment as applied mutatis mutandis; provided that the addresses for notices shall be as follows:

If to the Company:	Investview, Inc.
521 Lancaster Avenue, 2nd Floor
Haverford, PA 19041
Attn: Chief Executive Officer

If to the Purchaser:	DBR Capital, LLC
1645 Kecks Road
Breinigsville, PA 18031
Attn: David B. Rothrock

(signature page follows)

The parties are signing this Fifth Amendment to Amended and Restated Purchase Agreement as of the date stated in the introductory clause.

INVESTVIEW, INC.
a Nevada corporation

By:	/s/ Victor M. Oviedo
Name:	Victor M. Oviedo
Title:	Chief Executive Officer

By:	/s/ James R. Bell
Name:	James R. Bell
Title:	President/ Chief Operating Officer

PURCHASER

DBR CAPITAL, LLC

By:	/s/ David B. Rothrock
Name:	David B. Rothrock
Title:	Managing Member Executive

(Signature page to Fifth Amendment to Amended and Restated Purchase Agreement)